UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2022

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-260902	86-2355916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

21 West 46th Street New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(647) 646 2263

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [_]

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Amended Loan Agreement and Cancellation of Special 2019 Series A Preferred Stock

In 2016, our wholly owned subsidiary, Bubblr Limited, entered into a Loan Agreement with its founder and current officer of our company, Stephen Morris. As of June 30, 2022, the principal balance on the loan was £316,535 ($385,381). On May 23, 2022, we entered into an amendment to the Loan Agreement with the same parties to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of a public offering by Bubblr, Inc., in the amount of no less than $7,500,000, or (ii) two years from the date of the amendment. In addition, on a date no later than five (5) business days from the date we complete a bridge financing of no less than $1.5 million USD, we shall pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the loan, and the balance of the principal of the loan shall be paid at the new maturity date.

On September 6, 2022, we entered into a second amendment (the “Amendment”) with Bubblr Limited and Mr. Morris to add £52,088 ($60,000) to the principal of the loan in exchange for Mr. Morris canceling his Special 2019 Series A Preferred Stock, which has super voting rights.

New Loan Agreement

On September 7, 2022, our wholly owned subsidiary, Bubblr Limited, entered into a new loan agreement (the “Loan Agreement”) with Mr. Morris for £434,060 ($500,000). The Loan Agreement is unsecured, carries no interest, is non-convertible and is due upon maturity, which is 3 years after the date of the agreement. In order to enter into the new loan, GHS Investments, LLC agreed to waive a prohibition on borrowing over $200,000 found in our Certificate of Designation for the Series C Preferred Stock, in exchange for our company issuing 281,000 shares of common stock to GHS Investments.

The description of the Amendment and Loan Agreement provided above is qualified in its entirety by reference to the complete terms of the Amendment and Loan Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Items 1.01 is incorporated into this Item 3.02 by reference.

The issuance of the above shares was made in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933 and/or Regulation D promulgated thereunder.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 6, 2022, our board of directors approved an amendment and restatement of our bylaws in order to update our bylaws as a Wyoming corporation in connection with our prior redomicle from Nevada to Wyoming.

A copy of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

2

Section 8 – OTHER EVENTS

Item 8.01 Other Events

On September 6, 2022, our board of directors approved the granting of discretionary authority to the Board, at any time or times for a period of up to twelve months, to adopt an amendment (the “Amendment”) to the Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) with a ratio within the range of 1-for-10 to 1-for-150 (the “Reverse Stock Split Ratio”).

On September 6, 2022, the Company received a written consent in lieu of a meeting by the holder of our Special 2019 Series A Preferred Stock (the “Majority Stockholder”) authorizing the Reverse Stock Split and Reverse Stock Split Ratio for a period of up to twelve months.

Section 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws
10.1	Second Amendment to Loan Agreement dated September 6, 2022
10.2	Loan Agreement dated September 7, 2022

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022	Bubblr, Inc.

	By:	/s/ Rik Willard
	Name: Title:	Rik Willard Chief Executive Officer

4